UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2024

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Conversion (as defined below) and effective July 10, 2024, Calumet Specialty Products Partners, L.P. (the “Partnership”), Calumet GP, LLC, the general partner of the Partnership (the “General Partner”), and certain subsidiaries of the Partnership entered into a Termination of Omnibus Agreement with The Heritage Group (the “Omnibus Agreement Termination”), pursuant to which they agreed to terminate the Omnibus Agreement, dated as of January 31, 2006, by and among the Partnership, the General Partner, The Heritage Group and the other parties thereto.

The foregoing description of the Omnibus Agreement Termination is not complete and is qualified in its entirety by reference to the complete text of the Omnibus Agreement Termination, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 10, 2024 (the “Closing Date”), the Partnership completed the previously announced transactions contemplated by (i) the Partnership Restructuring Agreement, dated November 9, 2023 (as amended, the “Partnership Restructuring Agreement”), among the Partnership, the General Partner and the other parties thereto, including The Heritage Group (collectively, the “Sponsor Parties”), as amended by the First Amendment to the Restructuring Agreement, dated February 9, 2024, and (ii) the Conversion Agreement, dated February 9, 2024 (as amended, the “Conversion Agreement”), among the Partnership, the General Partner, Calumet, Inc. (“New Calumet”), Calumet Merger Sub I LLC (“Merger Sub I”), Calumet Merger Sub II LLC (“Merger Sub II”) and the Sponsor Parties, as amended by the First Amendment to the Conversion Agreement, dated April 17, 2024 (such transactions, the “Conversion”).

Pursuant to the Conversion Agreement, among other things:

•

Merger Sub II merged with and into the Partnership (the “Partnership Merger”), with the Partnership continuing as the surviving entity and a wholly owned subsidiary of New Calumet, and all of the common units representing limited partner interests in the Partnership (“Common Units”) were exchanged into the right to receive an equal number of shares of common stock, par value $0.01 per share, of New Calumet (“Common Stock”); and

•

Merger Sub I merged with and into the General Partner, with the General Partner continuing as the surviving entity and a wholly owned subsidiary of New Calumet, and all outstanding equity interests of the General Partner were exchanged into the right to receive an aggregate of 5.5 million shares of Common Stock and 2.0 million warrants (the “Warrants”) to purchase Common Stock at an exercise price of $20.00 per share (subject to adjustment) and expiring on July 10, 2027.

On the Closing Date, New Calumet issued (i) approximately 80.4 million shares of Common Stock to holders of the Common Units immediately before the effective time of the Partnership Merger and (ii) 5.5 million shares of Common Stock and 2.0 million Warrants to the Sponsor Parties, in each case, pursuant to the Partnership Restructuring Agreement and the Conversion Agreement.

It is expected that on July 11, 2024, the first trading day following the Closing Date, the Common Stock will begin trading on The Nasdaq Global Select Market (the “Nasdaq”) under the ticker symbol “CLMT,” which is the same symbol that the Common Units traded under prior to the completion of the Conversion.

Pursuant to the Conversion Agreement, at the effective time of the Partnership Merger, each outstanding phantom unit award granted under the Calumet GP, LLC Amended and Restated Long-Term Incentive Plan, as amended from time to time (each, a “Partnership Phantom Unit Award”), was converted into an award of restricted stock units relating to a number of shares of Common Stock equal to the number of Common Units subject to such Partnership Phantom Unit Award as of immediately prior to the effective time of the Partnership Merger, on substantially the same terms and conditions as were applicable to such Partnership Phantom Unit Award, including payment timing provisions, the form of settlement (i.e., cash or share-settled) and dividend equivalent rights, as applicable.

The foregoing descriptions of the Partnership Restructuring Agreement and the Conversion Agreement do not purport to be complete and are qualified in their entirety by reference to the Partnership Restructuring Agreement, the First Amendment to the Partnership Restructuring Agreement, the Conversion Agreement and the First Amendment to the Conversion Agreement, which are filed as Exhibits 2.1, 2.2, 2.3 and 2.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Conversion, the Nasdaq was notified that all outstanding Common Units were exchanged pursuant to the Conversion Agreement into the right to receive an equal number of shares of Common Stock, subject to the terms and conditions of the Conversion Agreement. The Partnership requested that the Nasdaq file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of the Common Units. The Common Units are expected to be suspended from trading on the Nasdaq prior to the opening of trading on July 11, 2024.

In addition, the Partnership intends to file with the SEC a certification and notice of termination on Form 15 requesting that the Common Units be deregistered under Section 12(g) and 15(d) of the Exchange Act, and that the Partnership’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Units be suspended.

Item 5.01	Changes in Control of Registrant.

To the extent required by Item 5.01, the information set forth in Item 2.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Conversion, the Second Amended and Restated Limited Liability Company Agreement of the General Partner was adopted and became effective on the Closing Date (the “Amended LLC Agreement”). Among other things, the Amended LLC Agreement reflects that New Calumet owns all of the issued and outstanding limited liability company interests in the General Partner and became the sole member of the General Partner upon completion of the Conversion.

The foregoing description of the Amended LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended LLC Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 9, 2024, the Partnership held a special meeting of unitholders (the “Special Meeting”). At the Special Meeting, the unitholders were requested to consider and vote upon:

•	a proposal to approve the Conversion Agreement, as described under Item 2.01 above (the “Conversion Proposal”);

•

a proposal to approve the classification of the New Calumet Board of Directors in accordance with the Amended and Restated Certificate of Incorporation of New Calumet (the “Board Classification Proposal”);

•	a proposal to approve the inclusion of the exclusive Delaware forum provision in the Amended and Restated Certificate of Incorporation of New Calumet (the “Forum Selection Proposal”);

•	a proposal to approve the Calumet, Inc. Amended and Restated Long-Term Incentive Plan (the “LTIP Proposal”); and

•

a proposal to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Conversion Proposal (the “Adjournment Proposal” and, together with the Conversion Proposal, the Board Classification Proposal, the Forum Selection Proposal and the LTIP Proposal, the “Proposals”).

The approval of each of the Conversion Proposal, the Board Classification Proposal, the Forum Selection Proposal and the Adjournment Proposal required the affirmative vote of holders of a majority of the outstanding Common Units. Approval of the LTIP Proposal required the affirmative vote of holders of a majority of the votes cast (not including abstentions and broker non-votes) by unitholders that were present (in person or by proxy) and entitled to vote at the Special Meeting. The following are the final voting results on the Proposals considered and voted upon at the Special Meeting, each of which is more fully described in the definitive proxy statement/prospectus filed by the Partnership with the SEC on June 7, 2024:

The Conversion Proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
55,462,794	183,311	53,868

The Board Classification Proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
54,597,850	1,044,627	57,496

The Forum Selection Proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
55,035,540	587,980	76,453

The LTIP Proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
54,322,777	1,217,504	159,692

The Adjournment Proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
54,913,166	700,458	86,349

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Partnership Restructuring Agreement, dated as of November 9, 2023, by and among Calumet Specialty Products Partners, L.P., Calumet GP, LLC and the other parties thereto (incorporated by reference to Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on November 9, 2023 (File No. 000-51734)).

2.2	First Amendment to Partnership Restructuring Agreement, dated as of February 9, 2024, by and among Calumet Specialty Products Partners, L.P., Calumet GP, LLC and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on February 12, 2024 (File No. 000-51734)).

2.3	Conversion Agreement, dated as of February 9, 2024, by and among Calumet Specialty Products Partners, L.P., Calumet GP, LLC, Calumet, Inc., Calumet Merger Sub I LLC, Calumet Merger Sub II LLC and the other parties thereto (incorporated by reference to Exhibit 10.2 to the Partnership’s Current Report on Form 8-K filed with the SEC on February 12, 2024 (File No. 000-51734)).

2.4	First Amendment to Conversion Agreement, dated as of April 17, 2024, by and among Calumet Specialty Products Partners, L.P., Calumet GP, LLC, Calumet, Inc., Calumet Merger Sub I LLC, Calumet Merger Sub II LLC and the other parties thereto (incorporated by reference to Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on April 19, 2024 (File No. 000-51734)).

3.1	Second Amended and Restated Limited Liability Company Agreement of Calumet GP, LLC, dated as of July 10, 2024.

10.1	Termination of Omnibus Agreement, dated as of July 10, 2024, by and among Calumet Specialty Products Partners, L.P., Calumet GP, LLC, The Heritage Group and the other parties thereto.

104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its General Partner

Date: July 10, 2024	By:	/s/ Todd Borgmann
	Name:	Todd Borgmann
	Title:	President and Chief Executive Officer